Consent of Ernst & Young LLP, Independent Registered Public
                                 Accounting Firm


We consent to the references to our firm under the caption "Experts" in the Statement of Additional Information incorported by reference in Pre-Effective Amendment Number 4 to the Registration Statement (Form N-2, 333-120391), and to the incorporation by reference of our report dated April 12, 2005 on the financial statements of RMR Preferred Dividend Fund as of April 11, 2005.

                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 20, 2005